UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2006

Wolverine World Wide, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant's telephone number, including area code:  (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

                    On October 9, 2006, Timothy J. O'Donovan, the Company's Chairman and Chief Executive Officer, entered into plan to sell shares of the Company's common stock owned by him and by his family foundation under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

                    Under the plan, 200,000 shares of Mr. O'Donovan's stock and 20,000 shares of the foundation's stock will be sold over a period of time beginning on December 4, 2006, subject to price and volume parameters specified in the plan. The shares subject to the plan represent less than 17% of the total number of shares that are beneficially owned by Mr. O'Donovan or subject to options held by him. The purpose of the plan is to diversify the investment portfolios of Mr. O'Donovan and the foundation.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2006	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Stephen L. Gulis, Jr.
Stephen L. Gulis, Jr. Executive Vice President, Chief Financial Officer and Treasurer